UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2008

HOLOGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-18281	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

On June 8, 2008, Third Wave Technologies, Inc., a Delaware corporation (the “Third Wave”), Hologic, Inc., a Delaware corporation (“Hologic”), and Thunder Tech Corp., a Delaware corporation and a direct wholly-owned subsidiary of Hologic (the “Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, the Purchaser offered to purchase all of the shares of Third Wave’s common stock, par value $0.001 per share (the “Shares”), for a price of $11.25 per Share, net to the holder thereof, in cash (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 18, 2008 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase, as amended or supplemented, constitute the “Offer”).

Upon the expiration of the subsequent offering period of the Offer at 12:00 midnight, New York City time, on Wednesday, July 23, 2008, the Purchaser owned or had accepted for payment approximately 46,073,523 Shares (including Shares tendered via the guaranteed delivery procedure), representing approximately 92.05% of the outstanding Shares.

Item 1.01. Entry into a Material Agreement.

Following the Merger of the Purchaser with and into Third Wave as disclosed under item 2.01. below, Third Wave and its domestic subsidiary Third Wave Agbio, Inc. joined as (i) guarantors under Hologic’s amended and restated credit agreement relating to a senior secured credit facility (the “Amended Credit Agreement”) with Goldman Sachs Credit Partners L.P., as Sole Lead Arranger and Sole Lead Bookrunner, Goldman Sachs Credit Partners L.P., JPMorgan Chase Bank, N.A. and RBS Citizens, National Association, as Co-Syndication Agents, Goldman Sachs Credit Partners L.P. as Administrative Agent and Collateral Agent and Royal Bank of Canada, as Documentation Agent and each lender from time to time party thereto and (ii) grantors under Hologic’s amended and restated pledge and security agreement by and among Goldman Sachs Credit Partners L.P., as collateral agent, Hologic and the other parties therein named (“Amended Pledge Agreement”).

A description of the terms of the Amended Credit Agreement and Amended Pledge Agreement is set forth in item 1.01. of the Current Report on Form 8-K filed by Hologic on July 17, 2008 and each of the Amended Credit Agreement and Amended Pledge Agreement is filed as exhibit 10.1 and 10.2 to such report. The description and the exhibits are incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 24, 2008, pursuant to the terms of the Merger Agreement, Hologic completed the acquisition of Third Wave through the merger (the “Merger”) of the Purchaser with and into Third Wave. The Merger was consummated without a meeting of the stockholders of Third Wave in accordance with the Delaware General Corporation Law. As a result of the Merger, all remaining outstanding Shares were converted into the right to receive $11.25 per Share in cash, without interest, other than Shares held by Hologic or the Purchaser or Shares held by Third Wave stockholders that perfect their rights to appraisal in accordance with the Delaware General Corporation Law.

The total cost of all of Third Wave’s outstanding equity interest (common stock as well as options and warrants) is approximately $600 million.

The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was previously filed with Securities and Exchange Commission (“SEC”) by Hologic on Form 8-K on June 9, 2008 and is incorporated herein by reference as Exhibit 2.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibits 10.1 and 10.2 set forth below are being filed pursuant to Item 1.01 herein and Exhibit 2.1 set forth below is being filed pursuant to Item 2.01 herein:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 8, 2008, by and among Hologic, Inc., Thunder Tech Corp. and Third Wave Technologies, Inc. (filed as Exhibit 2.1 to Hologic’s Current Report on Form 8-K filed with the SEC on June 9, 2008 and incorporated herein by reference).

10.1	Amended and Restated Credit and Guaranty Agreement dated as of July 17, 2008 among Hologic, Goldman Sachs Credit Partners L.P., as Sole Lead Arranger and Sole Lead Bookrunner, Goldman Sachs Credit Partners L.P., JPMorgan Chase Bank, N.A. and RBS Citizens, National Association, as Co-Syndication Agents, Goldman Sachs Credit Partners L.P. as Administrative Agent and Collateral Agent and Royal Bank of Canada, as Documentation Agent and each lender from time to time party thereto (filed as Exhibit 10.1 to Hologic’s Current Report on Form 8-K filed with the SEC on July 17, 2008 and incorporated herein by reference).

10.2	Amended and Restated Pledge and Security Agreement among Hologic, Goldman Sachs Credit Partners L.P., as Collateral Agent thereunder and the other parties therein named dated as of July 17, 2008 (filed as Exhibit 10.1 to Hologic’s Current Report on Form 8-K filed with the SEC on July 17, 2008 and incorporated herein by reference).

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 24, 2008	HOLOGIC, INC.

	By:	/s/ Glenn P. Muir
Glenn P. Muir, Chief Financial Officer,
Executive Vice President, Finance and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 8, 2008, 2007, by and among Hologic, Inc., Thunder Tech Corp. and Third Wave Technologies, Inc. (filed as Exhibit 2.1 to Hologic’s Current Report on Form 8-K filed with the SEC on June 9, 2008 and incorporated herein by reference).

10.1	Amended and Restated Credit and Guaranty Agreement dated as of July 17, 2008 among Hologic, Goldman Sachs Credit Partners L.P., as Sole Lead Arranger and Sole Lead Bookrunner, Goldman Sachs Credit Partners L.P., JPMorgan Chase Bank, N.A. and RBS Citizens, National Association, as Co-Syndication Agents, Goldman Sachs Credit Partners L.P. as Administrative Agent and Collateral Agent and Royal Bank of Canada, as Documentation Agent and each lender from time to time party thereto (filed as Exhibit 10.1 to Hologic’s Current Report on Form 8-K filed with the SEC on July 17, 2008 and incorporated herein by reference).

10.2	Amended and Restated Pledge and Security Agreement among Hologic, Goldman Sachs Credit Partners L.P., as Collateral Agent thereunder and the other parties therein named dated as of July 17, 2008 (filed as Exhibit 10.1 to Hologic’s Current Report on Form 8-K filed with the SEC on July 17, 2008 and incorporated herein by reference).